UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Monster Beverage Corporation (the “Company”) has completed a process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

As a result of this process, on January 11, 2023, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023, subject to the execution of an engagement letter. Deloitte & Touche LLP (“Deloitte”), the Company’s current independent registered public accounting firm, will continue as the Company’s independent registered public accounting firm for the year ended December 31, 2022.

The audit reports of Deloitte on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2021 and 2020, and the subsequent interim period through January 13, 2023, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such fiscal years, and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Deloitte with a copy of this Current Report on Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated January 13, 2023, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2021 and 2020, and during the subsequent interim period through January 13, 2023, neither the Company nor anyone on its behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). On January 13, 2023, the Company issued a press release announcing the above-described matters. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated January 13, 2023.
Exhibit 99.1	Press Release dated January 13, 2023.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: January 13, 2023	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors and Co-Chief Executive Officer